VOICE ASSIST, INC.
COMPENSATION COMMITTEE CHARTER
Dated September 29, 2010

The Compensation Committee of the board of directors of Voice Assist, Inc. shall consist of a minimum of three directors, all of whom have been determined by the board of directors to be (i) independent under AMEX Company Guide Sec. 805(a); and (ii) a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (iii) and “outside director” for purposes of section 162(m) of the Internal Revenue Code. Members of the committee shall be appointed by the board of directors and may be removed by the board of director in its discretion.

PURPOSE

The purposes of the Compensation Committee are (i) to discharge the responsibilities of the board of directors relating to compensation of the Company’s Chief Executive Officer and other executives, and (ii) to review and discuss with the Company’s management the Compensation Discussion and Analysis (CD&A) to be included in the Company’s annual proxy statement and determine whether to recommend to the board of directors that the CD&A be included in the proxy statement and (iii) to provide a Compensation Committee Report for inclusion in the Company’s proxy statement that complies with the rules and regulations of the Securities and Exchange Commission. Except as otherwise required by applicable laws, regulations or listing standards, the Compensation Committee shall submit all major decisions to the board of directors as a whole for consideration.

DUTIES AND RESPONSIBILITIES

In furtherance of this purpose, the committee shall have the following authority and responsibilities:

1.Review and approve corporate goals and objectives relevant to Chief Executive Officer compensation of the Chief Executive Officer, and evaluate the performance of the Chief Executive Officer and other elected officers in light of the approved performance goals and objectives.

2.Review and set the compensation of the Chief Executive Officer and other elected officers based upon the evaluation of the performance of the Chief Executive Officer and the other elected officers, respectively, focusing on:

•Whether the compensation of the chief executive officer and other senior executives should be established on an arms-length basis and, if so, by what process.
•Whether the chief executive officer and the other senior executives are appropriately compensated.
•Whether their compensation is reasonably related to personal and corporate performance.
•Whether severance and post employment benefits are properly related to the Company’s interests and reasonable in amount.

3.Consider whether the compensation programs and policies are attracting and retaining quality management for the corporation, and motivating the chief executive officer and other senior managers to build long-term value for shareholders.

4.Make recommendations to the board of directors with respect to new cash-based incentive compensation plans and equity-based compensation plans.

5.Prepare an annual performance self-evaluation of the Compensation Committee.
6.Administer the Company’s stock plans.
7.Determine and certify the shares awarded under corporate performance-based plans.
8.Grant options and awards under the stock plans.
9.Advise on the setting of compensation for senior executives whose compensation is not otherwise set by the Committee.
10.Monitor compliance by officers with the Company’s program of required stock ownership.

11.Consider whether the Company’s public disclosures about executive compensation give shareholders an accurate picture of how senior executives are being compensated and the reasoning behind executive compensation decisions.

In determining the long-term incentive component of the compensation of the Company’s chief executive officer and other elected officers, the Compensation Committee may consider: (i) the Company’s performance and relative shareholder return and (ii) the value of similar incentive awards to chief executive officers and elected officers at comparable companies.

The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

The Compensation Committee may, in its sole discretion, employ a compensation consultant to assist in the evaluation of the compensation of the Company’s chief executive officer or other elected officers. The Compensation Committee shall have the sole authority to approve the fees and other retention terms with respect to such a compensation consultant. The Compensation Committee also has the authority, as necessary and appropriate, to consult with other outside advisors to assist in its duties to the Company.

MEETINGS

The Compensation Committee shall meet at least four times each year and at such other times as it deems necessary to fulfill its responsibilities. The Compensation Committee shall make regular reports to the board of directors.